Exhibit 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere Energy Partners Declares Quarterly Distributions
Houston, Texas - October 22, 2013 - Cheniere Energy Partners, L.P. (NYSE MKT: CQP) today declared (i) a cash distribution per common unit of $0.425 ($1.70 annualized) to unitholders of record as of November 1, 2013, and (ii) the related distribution to its general partner. All of these distributions are payable on November 14, 2013.
Cheniere Energy Partners, L.P. is a Delaware limited partnership that owns 100 percent of the Sabine Pass LNG terminal located on the Sabine Pass Channel in western Cameron Parish, Louisiana and the Creole Trail PIpeline. The Sabine Pass LNG terminal has regasification and send-out capacity of 4.0 billion cubic feet per day (Bcf/d) and storage capacity of 16.9 billion cubic feet equivalent (Bcfe).  Cheniere Partners is developing a project to add liquefaction and export capabilities adjacent to the existing infrastructure at the Sabine Pass LNG terminal. Additional information about Cheniere Energy Partners, L.P. may be found on its website: www.cheniereenergypartners.com.
This press release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of Cheniere Energy Partners, L.P.'s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Cheniere Energy Partners, L.P.'s distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.
Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere Partners' business strategy, plans and objectives, including the construction and operation of liquefaction facilities and (ii) statements expressing beliefs and expectations regarding the development of Cheniere Partners' LNG terminal and liquefaction business. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners' actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners' periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

CONTACTS:
Investors: Christina Burke: 713-375-5104, Nancy Bui: 713-375-5280
Media: Diane Haggard: 713-375-5259